Exhibit 99.2

SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of ModusLink Global Solutions, Inc., a Delaware corporation (the “Company”);

WHEREAS, 3 Rivers Activist Partners, L.P., a Delaware limited partnership (“3 Rivers”), LCV Capital Management, LLC, a Delaware limited liability company (“LCV Capital Management”), Lodovico de Visconti (together with 3 Rivers and LCV Capital Management, the “LCV Group”), Raging Capital Fund, LP, a Delaware limited partnership (“Raging Capital”), Raging Capital Fund (QP), LP, a Delaware limited partnership (“Raging QP”), Raging Capital Management, LLC, a Delaware limited liability company (“Raging Management”), William C. Martin (together with Raging Capital, Raging QP, Raging Management, the “Raging Capital Group”), Anthony J. Bonidy, Jeffrey J. Fenton and Kenneth H. Traub (collectively, the “Group”), wish to form a group for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the 2010 annual meeting of stockholders of the Company, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “2010 Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 16 day of September 2010 by the parties hereto:

1.           Each member of the Group agrees that so long as this agreement is in effect, each of the undersigned shall provide written notice to Olshan Grundman Frome Rosenzweig & Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of the Company; or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership.  Notice shall be given no later than 24 hours after each such transaction.

2.           Each of the parties agrees to form the Group for the purpose of (i) soliciting proxies or written consents for the election of Anthony J. Bonidy, Jeffrey J. Fenton and Kenneth H. Traub (collectively, the “Nominees”) to the Board at the 2010 Annual Meeting, (ii) taking such other action as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing (the “Solicitation”).

3.           Each of LCV Capital Management and Raging Management agrees to pay all expenses incurred by the Group in connection with the Group’s activities, including expenses incurred by any of the parties in the Solicitation (the “Expenses”), that have been approved by LCV Capital Management and Raging Management as follows: (i) with respect to Expenses incurred or paid prior to the date hereof, LCV Capital Management shall be responsible for all expenses incurred or paid by the LCV Group and Raging Management shall be responsible for all Expenses incurred or paid by the Raging Capital Group; and (ii) with respect to any Expenses incurred after the date hereof, LCV Capital Management shall pay 50% of such Expenses and Raging Management shall pay 50% of such Expenses; provided, however, that LCV Capital Management and Raging Management shall have the right to pre-approve all Expenses.  All Expenses incurred or paid prior to the date hereof shall be deemed to be approved by LCV Capital Management and Raging Management for purposes of this Section 3.

4.           Each of the undersigned agrees that any press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Solicitation shall be first approved by LCV Capital Management and Raging Management, which approval shall be given as promptly as reasonably practicable and shall not be unreasonably withheld.

5.           The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any party’s right to purchase securities of the Company, as he/it deems appropriate, in his/its sole discretion.

6.           Each of the parties agrees that all decisions to be made or actions to be taken in connection with the activities relating to the Solicitation shall be jointly made by LCV Capital Management and Raging Management.  Each of the parties further agrees to communicate regularly with each other throughout the Solicitation.

7.           3 Rivers agrees the Nomination Letter dated September 10, 2010 submitted by 3 Rivers to the Company nominating the Nominees will not be amended, modified or withdrawn without the consent of LCV Capital Management and Raging Management.

8.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.           In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

10.           Any party hereto may terminate his/its obligations under this Agreement only after the earlier of (a) the first business day following the conclusion of the Solicitation, or (b) on 24 hours’ written notice to all other parties, with a copy by fax to Steve Wolosky at Olshan Grundman Frome Rosenzweig & Wolosky LLP, Fax No. (212) 451-2222.

11.           Each party acknowledges that Olshan shall act as counsel for both the Group and each of LCV Capital Management and Raging Management relating to their respective investments in the Company.

12.           Each party agrees that the Group shall be referred to as “The Committee to Enhance ModusLink” or such other name as may be determined by LCV Capital Management and Raging Management.

13.           This Agreement shall supersede all or any prior written or oral agreements by and among the members of the Group in relation to the Solicitation.

[Signature page on next page]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

3 RIVERS ACTIVIST PARTNERS, L.P.

By:	LCV Capital Management, LLC General Partner

By:	/s/ Lodovico de Visconti
	Name:	Lodovico de Visconti
	Title:	Managing Member

LCV CAPITAL MANAGEMENT, LLC

By:	/s/ Lodovico de Visconti
	Name:	Lodovico de Visconti
	Title:	Managing Member

/s/ Lodovico de Visconti
LODOVICO DE VISCONTI

RAGING CAPITAL FUND, LP

By:	Raging Capital Management, LLC General Partner

By:	/s/ William C. Martin
	Name:	William C. Martin
	Title:	Managing Member

RAGING CAPITAL FUND, LP

By:	Raging Capital Management, LLC General Partner

By:	/s/ William C. Martin
	Name:	William C. Martin
	Title:	Managing Member

RAGING CAPITAL MANAGEMENT, LLC

By:	/s/ William C. Martin
	Name:	William C. Martin
	Title:	Managing Member

/s/ William C. Martin
WILLIAM C. MARTIN

/s/ Anthony J. Bonidy
ANTHONY J. BONIDY

/s/ Jeffrey J. Fenton
JEFFREY J. FENTON

/s/ Kenneth H. Traub
KENNETH H. TRAUB

AMENDMENT NO. 1 TO

SOLICITATION AGREEMENT

WHEREAS 3 Rivers Activist Partners, L.P., LCV Capital Management, LLC, Lodovico de Visconti, Raging Capital Fund, LP, Raging Capital Fund (QP), LP, Raging Capital Management, LLC, William C. Martin, Anthony J. Bonidy, Jeffrey J. Fenton and Kenneth H. Traub (collectively, the “Group”), entered into a Solicitation Agreement on September 16, 2010 (the “Solicitation Agreement”) for the purpose of seeking representation on the Board of Directors of the ModusLink Global Solutions, Inc. (the “Company”) at the 2010 annual meeting of stockholders of the Company, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “2010 Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing;

WHEREAS, Gladius Investors, L.P. wishes to join the Group; and

WHEREAS, the Parties to the Solicitation Agreement wish to amend the Solicitation Agreement as set forth in this Amendment No. 1.

NOW, IT IS AGREED, this 7 day of October 2010 by the parties hereto:

1.           Gladius Investors, L.P. agrees to be joined as a party to the Agreement and to be bound by the terms and conditions of the Agreement.

2.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each member of the Group agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company.  Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

3.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.

3 RIVERS ACTIVIST PARTNERS, L.P.

By:	LCV Capital Management, LLC General Partner

By:	/s/ Lodovico de Visconti
	Name:	Lodovico de Visconti
	Title:	Managing Member

GLADIUS INVESTORS, L.P.

By:	LCV Capital Management, LLC General Partner

By:	/s/ Lodovico de Visconti
	Name:	Lodovico de Visconti
	Title:	Managing Member

LCV CAPITAL MANAGEMENT, LLC

By:	/s/ Lodovico de Visconti
	Name:	Lodovico de Visconti
	Title:	Managing Member

/s/ Lodovico de Visconti
LODOVICO DE VISCONTI

RAGING CAPITAL FUND, LP

By:	Raging Capital Management, LLC General Partner

By:	/s/ William C. Martin
	Name:	William C. Martin
	Title:	Managing Member

RAGING CAPITAL FUND, LP

By:	Raging Capital Management, LLC General Partner

By:	/s/ William C. Martin
	Name:	William C. Martin
	Title:	Managing Member

RAGING CAPITAL MANAGEMENT, LLC

By:	/s/ William C. Martin
	Name:	William C. Martin
	Title:	Managing Member

/s/ William C. Martin
WILLIAM C. MARTIN

/s/ Anthony J. Bonidy
ANTHONY J. BONIDY

/s/ Jeffrey J. Fenton
JEFFREY J. FENTON

/s/ Kenneth H. Traub
KENNETH H. TRAUB